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                                                                    Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation of the financial statements of Mate Fair Group Limited by reference on Form 6-K for the year ended December 31, 2002, of our report dated April 25, 2003, appearing in this Registration Statement on Form F-3 of Nam Tai Electronics, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We consent to the inclusion of our Report in the Registration Statement and to the incorporation by reference of our Report in the Registration Statement and to reference to us under the heading "Experts".

/s/ GRANT THORNTON
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GRANT THORNTON

Hong Kong
July 25, 2003